Exhibit 99.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TELECOMM SALES NETWORK, INC.

Telecomm Sales Network, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1.

That the name of the Corporation is Telecomm Sales Network, Inc.

2.   That the Certificate of Incorporation of the Corporation is herby amended by striking Article I thereof and substituting, in lieu of said Article I, the following new Article I:

“I.

The name of the Corporation shall be Anpath Group, Inc.”

3.   The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by J. Lloyd Breedlove, its President and Chief Executive Officer, this 12th day of January 2007.

TELECOMM SALES NETWORK, INC.

By:	/s/ J. Lloyd Breedlove
J. Lloyd Breedlove,
President and Chief Executive Officer